UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

February 4, 2009

C&D Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9389	13-3314599
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Union Meeting Road, Blue Bell, Pennsylvania	19422
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 619-2700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 4, 2009, C&D accepted the resignation of Leonard P. Kiely as Vice President and Chief Operating Officer of C&D Technologies, Inc. Mr. Kiely’s resignation is effective as of February 25, 2009, at the conclusion of a 30 day notice period as provided for under his Amended and Restated Employment Agreement dated December 20, 2007, which is included as Exhibit 10.2 to the Company’s Form 8-K filed December 21, 2007.

Mr. Kiely will be paid severance equivalent to 12 months base salary plus an additional $100,000, along with specified medical coverage during the twelve month period following his effective date of resignation. Further, the time period for vesting of unvested stock options and restricted shares granted to Mr. Kiely will be extended for a period of 24 months following the effective resignation date and an additional 5,000 restricted shares will be vested on the effective resignation date in exchange for the termination of all performance shares previously granted. Mr. Kiely’s severance is contingent on execution of a Release. Mr. Kiely will be bound by certain non-competition and non-solicitation obligations in accordance with terms of his Amended and Restated Employment Agreement.

Item 7.01 Regulation FD Disclosure.

On February 4, 2009, the Company issued a press release announcing actions to reduce costs in response to weakening market conditions. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information reported under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of C&D Technologies, Inc. dated February 4, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&D TECHNOLOGIES, INC.

By:	/s/ Ian J. Harvie
Ian J. Harvie, Vice President and
Chief Financial Officer

Date: February 9, 2009

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